FORM OF FUND ACCOUNTING SERVICING AGREEMENT
                 (ADDITION OF SMALL CAP AGGRESSIVE GROWTH FUND)

Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI 53202

Gentlemen:

                  Pursuant to Paragraph 4 of the Fund Accounting Servicing Agreement dated March 23, 1988 that we have entered into with you (by way of assignment from Firstar Trust Company dated October 1, 1998), we are writing to request that you render accounting services under the terms of said agreement with respect to the Small Cap Aggressive Growth Fund, an additional portfolio we are establishing. Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the fee schedule attached hereto. Please sign two copies of this letter where indicated to signify your agreement to provide said services and to the compensation terms set forth on the attached fee schedule.

                                                   Sincerely,


Dated:  June __, 2000                              FIRSTAR FUNDS, INC.

                                                   By: ________________________
                                                        (Authorized Officer)



ACKNOWLEDGED AND AGREED: ______________________

FIRSTAR MUTUAL FUND SERVICES, LLC

By:                                                        Dated:  June __, 2000
    --------------------------------
   (Authorized Officer)



                        FIRSTAR MUTUAL FUND SERVICES, LLC
                          FUND VALUATION AND ACCOUNTING
                                       FOR
                               FIRSTAR FUNDS, INC.

                        SMALL CAP AGGRESSIVE GROWTH FUND

PORTFOLIO SERVICES

Annual fee schedule for the Small Cap Aggressive Growth Fund based on market value of assets.

         $______ for first $40,000,000.00
         ____/100 of 1% on the next $200,000,000.00
         ____/100 of 1% on the balance.

Out-of-Pocket Expenses:  Charged on the Account.

Fees are billed monthly.